Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

ZK International Group Co., Ltd.:

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated January 28, 2022, relating to the consolidated financial statements which are incorporated in ZK International Group Co., Ltd.’s Annual Report on Form 20-F for the year ended September 30, 2021, as filed with SEC on January 28, 2022.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

June 30, 2022

1600 Broadway, Suite 1600, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us